Exhibit 3.1.3


                                STATE OF DELAWARE


                            CERTIFICATE OF AMENDMENT

                                     OF THE

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            ELECTRIC FUEL CORPORATION



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                  Adopted in accordance with the provisions of
                   Section 242 of the General Corporation Law
                            of the State of Delaware
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The undersigned,  being respectively the Chairman and Secretary of Electric Fuel
Corporation, a corporation existing under the laws of the State of Delaware (the "Corporation"), hereby certify as follows:

         FIRST:  The  certificate  of  incorporation  of  the  Corporation,   as
heretofore amended and restated (the "Certificate of Incorporation"), is hereby amended as follows:

                  By   striking   out  Article   ONE  of  the   Certificate   of
Incorporation as it now exists and inserting in lieu and instead thereof a new Article ONE, reading in its entirety as follows:

                  ONE: The name of this corporation is Arotech Corporation.

         SECOND: This amendment has been duly adopted at a meeting of the Board of Directors of the Corporation and at a meeting of the stockholders of the Corporation duly called and held, pursuant to notice in accordance with Section 222 of the General Corporation Law, by the vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon in accordance with the provisions of Section 242 of the General Corporation Law.

         THIRD: The capital of the Corporation shall not be reduced under or by reason of this amendment.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate this 16th day of September, 2003.



                                           -----------------------------------
                                           Robert S. Ehrlich, Chairman and CEO



ATTEST:



------------------------------
  Yaakov Har-Oz, Secretary




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